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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION


                              WASHINGTON, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT
          PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

                                NOVEMBER 26, 2007


                        COMMISSION FILE NUMBER: 001-33084

                           SUSSER HOLDINGS CORPORATION
             (Exact name of registrant as specified in its charter)

            DELAWARE                                              01-0864257
(State or other jurisdiction of                                 (IRS Employer
 incorporation or organization)                              Identification No.)

                             4433 BALDWIN BOULEVARD
                           CORPUS CHRISTI, TEXAS 78408
          (Address of principal executive offices, including zip codes)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (361) 884-2463


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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ITEM 3.02   UNREGISTERED SALES OF EQUITY SECURITIES

      On November 26, 2007, Susser Holdings Corporation (the "Company") entered into subscription agreements (the "Subscription Agreements") with Alvin New, Executive Vice President and CEO of Retail Operations, Devin Bates, Senior Vice President and Chief Information Officer, and Randy Brooks, Director of Real Estate and Governmental Relations--each of whom recently joined the Company from Town & Country Food Stores--providing for the sale of an aggregate 175,000 shares of the Company's common stock, par value $0.01 per share, on a settlement date of November 28, 2007. The Company will receive aggregate consideration of approximately $3.94 million in connection with the sale. The sales price of $22.51 per share was based on the average of the closing prices across the five trading days ending on the date of the Subscription Agreements and was above the closing price of $22.44 on the date the Subscription Agreements were entered into. The sale, which did not involve any general solicitation or public offering, was structured to qualify as a private placement exempt from registration under Section 4(2) of the Securities Act of 1933 and/or Regulation D thereunder.



















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                                   SIGNATURES
                                   ----------

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            SUSSER HOLDINGS CORPORATION


Date:  November 28, 2007                    By:  /s/ Mary E. Sullivan
                                                 -------------------------------
                                            Name:  Mary E. Sullivan
                                            Title: Executive Vice President and
                                                   Chief Financial Officer
























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